MEDIA/INVESTORS CONTACT:
Jonathan Fassberg
The Trout Group
(212) 477-9077 x16

               CYTOGEN CORPORATION UPDATES 2005 FINANCIAL GUIDANCE

PRINCETON, N.J., (OCTOBER 4, 2005) -- Cytogen Corporation (Nasdaq: CYTO), a product-driven biopharmaceutical company, today updated its financial guidance for the year ending December 31, 2005.

During the third quarter of 2005, Cytogen recorded total product sales of $3.5 million, representing an 8% increase over sales in the same period of 2004, but below the company's internal expectations. Total product sales for the nine month period ended September 30, 2005 were $11.5 million compared to $10.7 million for the same period in 2004, representing an increase of 7%. Cytogen is withdrawing previously provided revenue guidance for the year ending December 31, 2005, as the company currently anticipates that actual results will be lower than its previous guidance of approximately $20 million.

Average gross margin is expected to be within the company's previous guidance of approximately 40% to 50%. Selling, general and administrative expenses are expected to be within the company's previous guidance of approximately $25 to $30 million. Total internal and external joint venture research and development expenses are expected to be within the company's previous guidance of approximately $10 to $15 million.

Cytogen believes the fundamentals of its business and clinical development pipeline remain strong and that revenue growth will require continued efforts to expand awareness and use of the company's oncology products, the publication of data from ongoing clinical trials that demonstrate the role of these products in contemporary oncology settings, and the introduction of new models to improve patient access to radiopharmaceuticals.

Cytogen will report third quarter financial results on Tuesday, November 8, 2005 before the financial markets open. The announcement will be followed by a conference call with the investment community at 9:00 a.m. EST.

ABOUT CYTOGEN CORPORATION
-------------------------

Founded in 1980, Cytogen Corporation of Princeton, NJ is a product-driven biopharmaceutical company that acquires, develops and commercializes innovative molecules that can be used to build leading franchises. Cytogen's marketed products include QUADRAMET(R) (samarium Sm-153 lexidronam injection) and PROSTASCINT(R) (capromab pendetide) kit for the preparation of Indium In-111 capromab pendetide in the United States. Cytogen also has exclusive United States marketing rights to COMBIDEX(R) (ferumoxtran-10) for all applications, and the exclusive right to market and sell ferumoxytol (previously Code 7228) for oncology applications in the United States. Cytogen's development pipeline consists of therapeutics targeting prostate-specific membrane antigen (PSMA), a protein highly expressed on the surface of prostate cancer cells and the neovasculature of solid tumors. Full prescribing information for the Company's products is available at www.cytogen.com or by calling 1-800-833-3533. For more information, please visit the Company's website at www.cytogen.com, which is not part of this press release.



This press release contains certain "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995 and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of historical facts, included in this press release regarding our strategy, future

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operations,  financial position,  future revenues,  projected costs,  prospects,
plans  and  objectives  of  management  are  forward-looking   statements.  Such
forward-looking statements involve a number of risks and uncertainties and investors are cautioned not to put any undue reliance on any forward-looking statement. There are a number of important factors that could cause Cytogen's results to differ materially from those indicated by such forward-looking statements. In particular, Cytogen's business is subject to a number of significant risks, which include, but are not limited to: the risk of obtaining the necessary regulatory approvals; the risk of whether products result from development activities; the risk of shifts in the regulatory environment affecting sales of Cytogen's products such as third-party payor reimbursement issues; the risk associated with Cytogen's dependence on its partners for development of certain projects, as well as other factors expressed from time to time in Cytogen's periodic filings with the Securities and Exchange Commission (the "SEC"). As a result, this press release should be read in conjunction with
Cytogen's  periodic  filings  with  the  SEC.  The  forward-looking   statements
contained herein are made only as of the date of this press release, and Cytogen undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

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